EXHIBIT 99.1

                                  PRESS RELEASE
                                  -------------

       EDUCATIONAL DEVELOPMENT CORPORATION ANNOUNCES RECORD NUMBER OF NEW
                SALES CONSULTANTS JOIN COMPANY IN SEPTEMBER 2006

TULSA, Okla.--October 5, 2006--Randall White, CEO and President of Educational Development Corporation (EDUC) announces that in the month of September, 2006, over 3,200 new sales consultants joined its Home Business Division (Usborne Books at Home). This enrollment smashes the previous record of 1,500 for a month and results in an active sales consultant base of over 9,200, which is a 50% increase in active sales consultants. This is particularly significant as the Company is entering the Fall selling season, historically the strongest quarter of its fiscal year.

Educational Development Corporation sells the Usborne line of children's books through its multi-level sales organization, through 5,100 retail stores and over the Internet. The Company offers over 1,400 different titles for children of all ages.

Contact:
         Educational Development Corporation
         Randall White, (918) 622-4522